Exhibit 99.1

Perini Announces Agreement to Settle Preferred Stockholder Lawsuit

Framingham, MA – November 30, 2004 – Perini Corporation (NYSE: PCR) announced today that a memorandum of understanding has been executed to settle the class action lawsuit filed by holders of Perini’s $2.125 Depositary Convertible Exchangeable Preferred Shares. The proposed settlement would resolve the action pending in the United States District Court for the District of Massachusetts brought against current and former directors of Perini. Plaintiffs, including two current directors of Perini, Frederick Doppelt and Martin Shubik, claim that the defendants breached their fiduciary duties to the holders of Depositary Shares. The proposed settlement is subject to approval of the Court.

Under the terms of the settlement, Perini would purchase all of the Depositary Shares tendered in the settlement for consideration per share of $19.00 in cash and one share of Perini common stock. The named plaintiffs have agreed to support the settlement. There are currently 559,000 Depositary Shares outstanding. In the event that fewer than 200,000 Depositary Shares are tendered in the settlement, Perini may terminate the settlement agreement and the parties will revert to their previous positions in the litigation. Frederick Doppelt would resign from his position as a director of Perini upon Court approval of the settlement.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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CONTACTS:
Perini Corporation
Robert Band, 508-628-2295
Or
CCG Investor Relations
Crocker Coulsen, 818-789-0100